Exhibit 4.3


                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE





                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 16, 2002

                                       to

                                    INDENTURE

                          Dated as of November 21, 2001

                                      among

                         VAIL RESORTS, INC., as Issuer,

                  the Guarantors named therein, as Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee

                              --------------------

                               up to $300,000,000

                   8 3/4 % Senior Subordinated Notes due 2009

                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE




     FIRST SUPPLEMENTAL INDENTURE, dated as of January 16, 2002, among Vail Resorts, Inc., a Delaware corporation (the "Issuer"), the Guarantors named on the signature pages hereto (the "Guarantors"), the Additional Guarantors named on the signature pages hereto (collectively the "Additional Guarantors"), and The Bank of New York, as Trustee (the "Trustee").

     WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of November 21, 2001 (the "Indenture"), providing for the issuance of up to $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 of the Company (the "Notes"); and

     WHEREAS, subsequent to the execution of the Indenture and the issuance of $160,000,000 aggregate principal amount of the Notes, each of the Additional Guarantors have become guarantors under the Credit Agreement; and

     WHEREAS, pursuant to and as contemplated by Section 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this First Supplemental Indenture for the purpose of providing for the Additional Guarantors to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:


                                       I.

                            ASSUMPTION OF GUARANTEES


     The Additional Guarantors, as provided by Section 4.18 of the Indenture, jointly and severally, hereby unconditionally expressly assume all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and the Additional Guarantors may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if they had been named Guarantors therein.


                                       II.

                            MISCELLANEOUS PROVISIONS


                  A.       Terms Defined.
                           -------------

     For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE


                  B.       Indenture.
                           ---------

     Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

                  C.       Governing Law.
                           -------------

     THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  D.       Successors.
                           ----------

     All agreements of the Company, the Guarantors and the Additional Guarantors in this First Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  E.       Duplicate Originals.
                           -------------------

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.


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                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE


                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                             Issuer:
                                      VAIL RESORTS, INC.



                             By:    /s/ Martha Dugan Rehm
                                    --------------------------------------------
                                    Name:     MARTHA DUGAN REHM
                                    Title:    Senior Vice President

                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE


                            GUARANTORS:

                            GHTV, INC.
                            GILLETT BROADCASTING, INC.
                            VAIL HOLDINGS, INC.
                            THE VAIL CORPORATION
                            BEAVER CREEK ASSOCIATES, INC.
                            BEAVER CREEK CONSULTANTS, INC.
                            LODGE PROPERTIES, INC.
                            VAIL FOOD SERVICES, INC.
                            VAIL RESORTS DEVELOPMENT COMPANY
                            VAIL SUMMIT RESORTS, INC.
                            VAIL TRADEMARKS, INC.
                            VAIL/ARROWHEAD, INC.
                            VAIL/BEAVER CREEK RESORT PROPERTIES, INC.
                            BEAVER CREEK FOOD SERVICES, INC.
                            LODGE REALTY, INC.
                            VAIL ASSOCIATES CONSULTANTS, INC.
                            VAIL ASSOCIATES HOLDINGS, LTD.
                            VAIL ASSOCIATES MANAGEMENT COMPANY
                            VAIL ASSOCIATES REAL ESTATE, INC.
                            VAIL/BATTLE MOUNTAIN, INC.
                            KEYSTONE CONFERENCE SERVICES, INC.
                            KEYSTONE DEVELOPMENT SALES, INC.
                            KEYSTONE FOOD AND BEVERAGE COMPANY
                            KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY
                            PROPERTY MANAGEMENT ACQUISITION CORP., INC.
                            THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC. GRAND TETON LODGE COMPANY
                            LARKSPUR RESTAURANT & BAR, LLC
                            BRECKENRIDGE RESORT PROPERTIES, INC.
                            COMPLETE TELECOMMUNICATIONS, INC. (F/K/A VR
                              TELECOMMUNICATIONS, INC.)
                            JACKSON HOLE GOLF AND TENNIS CLUB, INC.
                            TETON HOSPITALITY SERVICES, INC.
                            VAIL RR, INC.
                            VA RANCHO MIRAGE I, INC.
                            VA RANCHO MIRAGE II, INC.
                            VAMHC, INC.

                            Each by its authorized officer:


                            By:    /s/ Martha Dugan Rehm
                                   --------------------------------------
                                   Name:     Martha Dugan Rehm
                                   Title:    Senior Vice President


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
                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE


                            GUARANTORS (CONTINUED):


                            TETON HOSPITALITY, LLC
                            BY: Teton Hospitality Services, Inc.,
                                its Sole Member



                            By:    /s/ Martha Dugan Rehm
                                   ---------------------------------------------
                                   Name:     Martha Dugan Rehm
                                   Title:    Vice President

                            JHL&S, LLC


                            By:    /s/ Martha Dugan Rehm
                                   ---------------------------------------------
                                   Name:     Martha Dugan Rehm
                                   Title:    Authorized Signatory





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                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE


                            ADDITIONAL GUARANTORS:

                            ROCKRESORTS INTERNATIONAL, LLC
                            ROCKRESORTS LLC
                            ROCKRESORTS CASA MADRONA, LLC
                            ROCKRESORTS CHEECA, LLC
                            ROCKRESORTS EQUINOX, INC.
                            ROCKRESORTS LAPOSADA, LLC
                            ROCKRESORTS ROSARIO, LLC

                            Each by its authorized officer:


                            By:    /s/ Martha Dugan Rehm
                                   ---------------------------------------------
                                   Name:     Martha Dugan Rehm
                                   Title:    Senior Vice President

                            VA RANCHO MIRAGE RESORT, L.P.
                            By: VA RANCHO MIRAGE I, INC.,
                            Its general partner


                            By:    /s/ Martha Dugan Rehm
                                   ---------------------------------------------
                                   Name:     Martha Dugan Rehm
                                   Title:    Senior Vice President





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
                                                    FIRST SUPPLEMENTAL INDENTURE
                                                               TO 2001 INDENTURE


                            TRUSTEE:

                            THE BANK OF NEW YORK
                            as Trustee


                            By:    /s/ Cynthia Chaney
                                   --------------------------------------------
                                   Name:   Cynthia Chaney
                                   Title:






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